Exhibit 99.1

For Additional Information:

Bryan Giglia

Director of Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS REPORTS RESULTS OF OPERATIONS FOR

SECOND QUARTER 2006

Exceeds Guidance;

RevPAR up 10.0% and Adjusted FFO Per Share up 19.0%

SAN CLEMENTE, CA – August 2, 2006 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results of operations for the second quarter ended June 30, 2006.

SECOND QUARTER 2006 HIGHLIGHTS

•	Revenue per available room (“RevPAR”) growth of 10.0% for hotels owned during the entire quarter, excluding two assets undergoing rebranding and renovation programs (Fairmont Newport Beach and Hyatt Regency Century Plaza), and 9.2% overall over second quarter 2005;

•	Adjusted EBITDA of $71.8 million (80.9% increase over second quarter 2005);

•	Adjusted Funds From Operations (“Adjusted FFO”) to common stockholders of $46.4 million (87.1% increase over second quarter 2005); and

•	Adjusted FFO per diluted share of $0.75 (19.0% increase over second quarter 2005).

Robert A. Alter, Chief Executive Officer, stated “We are extremely pleased with our second quarter results, especially from the Renaissance acquisition we made in 2005. It strengthens our belief that we are in the midst of a broad recovery in the hotel industry. Further, we were very pleased with our California hotels which have produced RevPAR increases of 10.6% for the second quarter and 11.5% year to date. We continued our strategy of acquiring high quality assets in high barrier to entry markets by acquiring the La Jolla Embassy Suites in San Diego and the W San Diego. In addition, we completed the extensive renovation of the Fairmont Newport Beach. Finally, we continue to be encouraged about 2006 as hotel market fundamentals remain strong and our portfolio continues to post outstanding results from operations.”

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2006	2005	% Change		2006	2005	% Change
Revenues	$248.8	$130.3	90.9%		$461.0	$245.2	88.0%
RevPAR (1)	$102.61	$93.32	10.0%		$96.51	$88.09	9.6%
Income available to common stockholders (including OP unit holders) (2)	$16.9	$6.8	148.5%		$30.6	$8.3	268.7%
Income available to common stockholders per diluted share (including OP unit holders) (2) (3)	$0.29	$0.17	70.6%		$0.54	$0.21	157.1%
FFO available to common stockholders (including OP unit holders) (4) (5)	$44.2	$19.0	132.6%		$65.7	$34.7	89.3%
Adjusted FFO available to common stockholders (including OP unit holders) (4) (5)	$46.4	$24.8	87.1%		$75.6	$40.4	87.1%
FFO available to common stockholders per diluted share available (including OP unit holders) (4) (5)	$0.71	$0.48	47.9%		$1.07	$0.89	20.2%
Adjusted FFO available to common stockholders per diluted share available (including OP unit holders) (4) (5)	$0.75	$0.63	19.0%		$1.23	$1.03	19.4%
EBITDA (4)	$71.8	$40.0	79.5%		$140.5	$69.2	103.0%
Adjusted EBITDA (4)	$71.8	$39.7	80.9%		$123.8	$68.9	79.7%
Hotel Operating Profit Margin (6)	30.8%	28.7%	210	bps	28.6%	26.9%	170	bps

(1)	RevPAR for 59 hotels (includes prior ownership periods). Excludes two hotels under rebranding and renovation programs (Fairmont Newport Beach and Hyatt Regency Century Plaza) and two hotels acquired during the 2nd quarter of 2006.

(2)	2006 income available to common stockholders is presented after giving affect to the payment of the series C convertible preferred stock dividends.

(3)	2006 income per share available to common stockholders does not assume conversion of the series C convertible preferred stock as the effect of the conversion would not be as dilutive as the current presentation.

(4)	Please refer to the non-GAAP financial measures of Funds from Operations (“FFO”), Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel Operating Margin on page 8 and to the reconciliation schedules on pages 9 through 11 for a tabular presentation of our results and a reconciliation to GAAP measures.

(5)	Reflects series C convertible preferred stock on an “as-converted” basis.

(6)	Please refer to page 11 for detailed hotel operating margin analysis.

The Company has filed contemporaneously with this press release the Form 10-Q with the Securities and Exchange Commission for the quarterly period ended June 30, 2006.

Disclosure regarding the non-GAAP financial measures in this release is included as an attachment to this release, along with reconciliations to the most comparable GAAP measure during each of the periods presented.

Second Quarter 2006 Highlights

Listed below are certain highlights from the Company’s unaudited financial statements. Please refer to the reconciliation schedule on page 9 for a tabular presentation of our results.

•	Total revenue was $248.8 million for the three months ended June 30, 2006 compared to $130.3 million for the three months ended June 30, 2005.

•	Income available to common stockholders (including OP unit holders) was $16.9 million for the three months ended June 30, 2006 compared to $6.8 million for the three months ended June 30, 2005.

•	Income available to common stockholders (including OP unit holders) per diluted share was $0.29 for the three months ended June 30, 2006 compared to $0.17 per diluted share for the three months ended June 30, 2005.

•	EBITDA was $71.8 million for the three months ended June 30, 2006, compared to $40.0 million for the three months ended June 30, 2005.

•	Adjusted EBITDA was $71.8 million for the three months ended June 30, 2006, compared to $39.7 million for the three months ended June 30, 2005.

•	FFO available to common stockholders (including OP unit holders) was $44.2 million for the three months ended June 30, 2006, compared to $19.0 million for the three months ended June 30, 2005.

•	Adjusted FFO available to common stockholders (including OP unit holders) was $46.4 million for the three months ended June 30, 2006, compared to $24.8 million for the three months ended June 30, 2005.

•	FFO available to common stockholders per diluted share (including OP unit holders) was $0.71 for the three months ended June 30, 2006 compared to $0.48 per diluted share for the three months ended June 30, 2005.

•	Adjusted FFO available to common stockholders per diluted share (including OP unit holders) was $0.75 for the three months ended June 30, 2006 compared to $0.63 per diluted share for the three months ended June 30, 2005.

•	Total capital expenditures were $32.6 million for the three months ended June 30, 2006.

Performance Relative to Guidance

The following table reflects our guidance for the second quarter 2006 compared to our actual results.

	Guidance	Actual Second Quarter 2006

RevPAR Growth	7.0% to 9.0%	10.0% excluding two hotels under rebranding and renovation programs and 9.2% overall

Adjusted EBITDA	$69.0 million to $72.0 million	$71.8 million

Adjusted FFO available to common stockholders	$43.1 million to $46.1 million	$46.4 million

Adjusted FFO available to common stockholders per diluted share	$0.69 to $0.74	$0.75

Hotel Operating Profit Margin	+150 bps to 200 bps	+210 bps

Comparable RevPAR for 59 hotels owned for the entire quarter, excluding 2 hotels undergoing rebranding and renovation programs (Fairmont Newport Beach and Hyatt Regency Century Plaza) increased 10.0% as compared to the second quarter of 2005, driven by an increase of 6.8% in average daily room rate and 2.2 occupancy points. RevPAR performance for the entire portfolio, while strong, was negatively impacted by rebranding and renovation programs at the Fairmont Newport Beach and the Hyatt Regency Century Plaza. Including these hotels, RevPAR increased 9.2%, driven by an increase of 7.4% in average daily rate and 1.2 occupancy points.

Comparable hotel operating profit margins for the second quarter increased 210 basis points (from 30.8% to 28.7%) (see page 11 for a reconciliation of hotel operating income to the comparable GAAP measure).

In addition to the Fairmont Newport Beach and Hyatt Regency Century Plaza, significant renovation work was in process or completed at a number of our hotels which resulted in disruption to second quarter operations. Please see “Capital Expenditures” on page 5 for more detail.

Six Months Ended June 30, 2006 Highlights

Listed below are certain highlights from the Company’s unaudited financial statements. Please refer to the reconciliation schedule on page 9 for a tabular presentation of our results.

•	Total revenue was $461.0 million for the six months ended June 30, 2006 compared to $245.2 million for the six months ended June 30, 2005.

•	Income available to common stockholders (including OP unit holders) was $30.6 million for the six months ended June 30, 2006 compared to $8.3 million for the six months ended June 30, 2005.

•	Income available to common stockholders (including OP unit holders) per diluted share was $0.54 for the six months ended June 30, 2006 compared to $0.21 per diluted share for the six months ended June 30, 2005.

•	EBITDA was $140.5 million for the six months ended June 30, 2006, compared to $69.2 million for the six months ended June 30, 2005.

•	Adjusted EBITDA was $123.8 million for the six months ended June 30, 2006, compared to $68.9 million for the six months ended June 30, 2005.

•	FFO available to common stockholders (including OP unit holders) was $65.7 million for the six months ended June 30, 2006, compared to $34.7 million for the six months ended June 30, 2005.

•	Adjusted FFO available to common stockholders (including OP unit holders) was $75.6 million for the six months ended June 30, 2006, compared to $40.4 million for the six months ended June 30, 2005.

•	FFO available to common stockholders per diluted share (including OP unit holders) was $1.07 for the six months ended June 30, 2006 compared to $0.89 per diluted share for the six months ended June 30, 2005.

•	Adjusted FFO available to common stockholders per diluted share (including OP unit holders) was $1.23 for the six months ended June 30, 2006 compared to $1.03 per diluted share for the six months ended June 30, 2005.

•	Total capital expenditures were $66.2 million for the six months ended June 30, 2006.

Outlook

The Company is providing guidance at this time but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company has provided guidance for the third quarter of 2006 as well as full year 2006. The Company’s guidance does not include the impact of any possible future asset purchases or sales.

Third Quarter 2006 Outlook

The Company expects comparable hotel RevPAR for the third quarter of 2006 to increase approximately 7% to 9% over the third quarter of 2005. As a result, the Company estimates that for the third quarter of 2006:

•	Income available to common stockholders should be approximately $9.9 million to $12.4 million;

•	Income available to common stockholders per diluted share should be approximately $0.16 to $0.20;

•	EBITDA and Adjusted EBITDA should be approximately $67.5 million to $70.0 million;

•	Adjusted FFO available to common stockholders should be approximately $39.8 million to $42.3 million;

•	Adjusted FFO available to common stockholders per diluted share should be approximately $0.64 to $0.68;

•	Hotel operating profit margins should increase approximately 150 basis points to 200 basis points over the second quarter of 2005; and

•	Total capital expenditures for the portfolio should be approximately $35 million to $45 million.

Annual 2006 Outlook

The Company reiterates the previously provided guidance that it expects comparable hotel RevPAR for the full year 2006 to increase approximately 7.5% to 9% over the full year 2005. As a result, the Company estimates that for the full year 2006:

•	Income available to common stockholders should be approximately $53.9 million to $58.4 million;

•	Income available to common stockholders per diluted share should be approximately $0.87 to $0.95;

•	EBITDA and Adjusted EBITDA should be approximately $260.5 million to $265.0 million;

•	Adjusted FFO available to common stockholders should be approximately $157.1 million to $161.6 million;

•	Adjusted FFO available to common stockholders per diluted share should be approximately $2.54 to $2.62;

•	Hotel operating profit margins should increase approximately 150 basis points to 200 basis points over the full year 2005; and

•	Total capital expenditures should be approximately $130 million to $145 million.

Full year guidance has been negatively impacted by the slow ramp-up of the Fairmont Newport Beach, increased property insurance premiums and an increase in anticipated displacement at the Orlando Renaissance.

Balance Sheet/Liquidity Update

As of June 30, 2006, the Company had approximately $79.2 million of cash and cash equivalents (including restricted cash). The Company also had 14 unencumbered assets. The Company currently has $36 million drawn under its recently closed $200 million unsecured credit facility. Total assets at June 30, 2006 were $2.8 billion, including $2.6 billion of net investments in hotel properties, total debt of $1.5 billion and stockholders’ equity of $1.1 billion.

In April 2006, the Company sold 2.2 million shares of 8.0% Series A Cumulative Redeemable Preferred Stock with a liquidation preference of $25.00 per share for gross proceeds of $55.0 million.

In April 2006, the Company repaid in full the $75.0 million term loan with the proceeds from the Series A Cumulative Redeemable Preferred offering and cash on hand from the refinancing described below.

In April 2006, the Company refinanced the existing mortgage loan secured by the Renaissance Washington D.C. that would have matured in 2008. The Company incurred a loss on the early extinguishment of debt of approximately $2.6 million. The prior loan had a principal balance of $52.9 million, a fixed interest rate of 7.5% and a maturity date of 2008. The new loan is for $135.0 million, has a fixed interest rate of 5.95% and matures in 2021.

In May 2006, the Company completed the acquisition of the 335-room La Jolla Embassy Suites located in San Diego, California, for approximately $100.7 million. The acquisition was primarily financed with a fixed-rate loan totaling $70.0 million at a rate of 6.60%. The loan is interest only for five years and matures in 2019.

In June 2006, the Company completed the acquisition of the 259-room W San Diego located in the heart of downtown San Diego, California, for approximately $96.0 million. The acquisition was primarily financed with a fixed-rate loan totaling $65.0 million at a rate of 6.14% and a draw on the credit facility. The loan is interest only for 69 months and matures in 2018.

Capital Expenditures

In the second quarter of 2006, the Company invested $32.6 million in capital expenditures across its portfolio, of which $9.6 million was spent on the Fairmont Newport Beach and the Hyatt Regency Century Plaza.

The following hotels experienced disruption in the second quarter of 2006 due to renovation work:

Hotel	Area of Renovation
Houston Wyndham	Rooms
Lynnwood Courtyard	Rooms
Rochester Marriott	Rooms
Fresno Courtyard	Rooms
Pueblo Marriott	Rooms

Recent Developments

In July 2006, the Company closed a four-year, $200 million unsecured revolving credit facility. This facility replaces the Company’s $150 million secured revolving credit facility. The interest rate for the new unsecured facility is based on grid pricing with spreads over LIBOR and is 25 basis points lower than the $150 million facility. In addition, the unused fee is 30 basis points lower than the previous facility. Subject to certain conditions, the $200 million facility may be extended for one-year and increased to $300 million.

In July 2006, the Company agreed to sell 4.0 million shares of common stock pursuant to a forward sale agreement with an affiliate of Citigroup Global Markets, Inc. The forward sale agreement fixes the net proceeds to the Company at $27.75 per share, subject to certain adjustments, and gives the Company the right to settle in multiple draws at any time within one year. The net proceeds to the Company assuming physical settlement of the forward sale agreement are expected to be approximately $111 million.

“We are pleased to have taken advantage of the strong financing environment to lock in another $325.0 million of long-term, attractively priced debt and preferred capital in the second quarter”, said Jon Kline, Chief Financial Officer. “In addition, subsequent to quarter-end, we put in place a new four-year $200.0 million credit facility and executed a forward stock sale agreement that provides us with increased financial capacity and flexibility.”

Appointment of Board Committee to Review Management Succession

The Company also announced that its Board of Directors has formed a special committee to identify potential successors to Robert A. Alter, the Company’s President and Chief Executive Officer, who is expected to become Chairman when his employment contract expires in October 2007. The committee has been directed by the Board to consider candidates and has begun this process. While a formal timetable has not been established, the Board’s goal is to name a successor by the end of the year.

Dividend Update

In April 2006, the Company paid a dividend of $0.30 per share to its common stockholders, a dividend of $0.50 per share to its Series A cumulative redeemable preferred stockholders and a dividend of $0.393 per share to its Series C cumulative convertible redeemable preferred stockholders.

During the second quarter of 2006, the Board of Directors of the Company declared a dividend of $0.30 per share payable to its common stockholders. The Company also declared a dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends were paid on July 17, 2006 to stockholders of record on June 30, 2006. The level of future dividends will be determined by the Company’s quarterly operating results and expected capital requirements.

Earnings Call

The Company will host a conference call to discuss second quarter results on August 3, 2006, at 11 a.m. EDT. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-800-366-7417 (for domestic callers) or 303-262-2142 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, owns 63 hotels with an aggregate of 18,495 rooms primarily in the upper-upscale segment operated under brands owned by nationally-recognized companies, such as Marriott, Hilton, Hyatt, Fairmont and Starwood. For further information, please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of acquired properties after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of August 2, 2006, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) Hotel Operating Income and Hotel Operating Profit Margin for the purpose of our operating margins.

EBITDA represents income (loss) available to common stockholders before minority interest excluding: (1) preferred stock dividends; (2) interest expense (including prepayment penalties, if any); (3) provision for income taxes, including income taxes applicable to sale of assets; and (4) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) the impact of any gain or loss from asset sales; (2) impairment charges; and (3) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation and the components of Hotel Operating Income and Hotel Operating Profit Margin are set forth on page 13. We believe Hotel Operating Income and Hotel Operating Profit Margin are also useful to investors in evaluating our property level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of net income (loss) to FFO and Adjusted FFO is set forth on page 10.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

***Tables to Follow***

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in Thousands Except Per Share Amounts)

Reconciliation of Income Available to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Income available to common stockholders	$16,898	$6,118	$30,636	$7,527
Minority interest (OP unit holders)	—	643	—	794

Income available to common stockholders (including OP unit holders)	16,898	6,761	30,636	8,321
Preferred stock dividends	5,154	2,414	9,241	2,802
Depreciation and amortization - continuing operations	25,842	14,800	48,816	28,723
Depreciation and amortization - discontinued operations	—	142	—	573
Amortization of deferred stock compensation	1,009	483	1,816	1,014
Interest expense - continuing operations	20,224	11,107	38,918	22,070
Interest expense - discontinued operations	—	116	39	416
Amortization of deferred financing fees	510	560	1,084	1,682
Prepayment penalties	—	2,834	—	2,834
Loss on early extinguishment of debt	2,600	—	9,976	—
Write-off of deferred financing costs	1,505	761	1,874	761
Write-off of loan premium	(1,903)	—	(1,903)	—

EBITDA	71,839	39,978	140,497	69,196

Gain on sale of assets		(2,384)	(16,653)	(2,384)
Reserve for contract interpretation issue	—	2,136	—	2,136

	—	(248)	(16,653)	(248)

Adjusted EBITDA	$71,839	$39,730	$123,844	$68,948

Reconciliation of Income Available to Common Stockholders to FFO and Adjusted FFO

Income available to common stockholders	$16,898	$6,118	$30,636	$7,527
Minority interest (OP unit holders)	—	643	—	794

Income available to common stockholders (including OP unit holders)	16,898	6,761	30,636	8,321
Series C preferred stock dividends	1,663	—	3,325	—
Real estate depreciation and amortization - continuing operations	25,644	14,515	48,391	28,144
Real estate depreciation and amortization - discontinued operations	—	142	—	573
Gain on sale of assets	—	(2,384)	(16,653)	(2,384)

FFO available to common stockholders (including OP unit holders)	44,205	19,034	65,699	34,654

Prepayment penalties	—	2,834	—	2,834
Loss on early extinguishment of debt	2,600		9,976
Write-off of deferred financing costs	1,505	761	1,874	761
Write-off of loan premium	(1,903)	—	(1,903)
Reserve for contract interpretation issue	—	2,136	—	2,136

	2,202	5,731	9,947	5,731

Adjusted FFO available to common stockholders (including OP unit holders)	$46,407	$24,765	$75,646	$40,385

FFO available to common stockholders per diluted share	$0.71	$0.48	$1.07	$0.89

Adjusted FFO available to common stockholders per diluted share	$0.75	$0.63	$1.23	$1.03

Diluted weighted average shares outstanding, including OP units (1)	62,272	39,603	61,284	39,060

(1)	Diluted weighted average shares outstanding includes the Series C Convertible Preferred Stock on an as-converted basis.

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Quarter Ended September 30, 2006 and Year Ended 2006

(Unaudited and in Thousands Except Per Share Amounts)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Quarter Ended September 30,		Year Ended December 31,
	Low End of Range	High End of Range	Low End of Range	High End of Range
Income available to common stockholders	$9,900	$12,400	$53,900	$58,400
Series A preferred stock dividends	3,500	3,500	13,000	13,000
Series C convertible preferred stock dividends	1,600	1,600	6,500	6,500
Depreciation and amortization - continuing operations	27,000	27,000	102,600	102,600
Depreciation and amortization - deferred financing fees	350	350	1,900	1,900
Amortization of deferred stock compensation	1,000	1,000	3,800	3,800
Interest expense - continuing operations	22,650	22,650	83,900	83,900
Costs associated with the retirement of debt (1)	1,500	1,500	11,600	11,600

EBITDA	67,500	70,000	277,200	281,700

Gain on sale of assets	—	—	(16,700)	(16,700)

Adjusted EBITDA	$67,500	$70,000	$260,500	$265,000

Reconciliation of Net Income to FFO and Adjusted FFO

Income available to common stockholders	$9,900	$12,400	$53,900	$58,400
Series C convertible preferred stock dividends	1,600	1,600	6,500	6,500
Real estate depreciation and amortization - continuing operations	26,800	26,800	101,800	101,800
Gain on sale of assets	—	—	(16,700)	(16,700)

FFO available to common stockholders	38,300	40,800	145,500	150,000

Costs associated with the retirement of debt (1)	1,500	1,500	11,600	11,600

Adjusted FFO available to common stockholders	$39,800	$42,300	$157,100	$161,600

Diluted weighted average shares outstanding (2)	62,296	62,296	61,795	61,795

Adjusted FFO available to common stockholders per diluted share	$0.64	$0.68	$2.54	$2.62

(1) Costs associated with the retirement of debt:

	Quarter Ended September 30, 2006		Year Ended December 31, 2006
Houston Wyndham/Chicago Embassy Suites defeasance costs		$—		$7,400
Write-off of Houston Wyndham/Chicago Embassy Suites deferred financing fees		—		400
Renaissance Washington D.C. defeasance costs		—		3,000
Write-off of Renaissance Washington D.C. loan premium		—		(2,000)
Write-off of term loan deferred financing fees		—		1,300
Write-off of $150 million credit facility deferred financing fees		1,500		1,500

		$1,500		$11,600

(2)	Diluted weighted average shares outstanding includes the Series C Convertible Preferred Stock on an as-converted basis.

Sunstone Hotel Investors, Inc.

Hotel Operating Margin

(Unaudited and In Thousands Except Hotels and Rooms)

	Quarter Ended
	Actual June 30, 2006 (1)	Excluded Properties (2)	Acquired Properties	Pro Forma June 30, 2006	Actual June 30, 2005 (3)	Acquired Properties (4)	Pro Forma June 30, 2005
Number of Hotels	63	(4)		59	50	9	59
Number of Rooms	18,495	(1,766)		16,729	12,472	4,257	16,729

Hotel operating profit margin (5)	30.1%	24.1%		30.8%	31.1%	24.6%	28.7%

Hotel Revenues
Room revenue	$167,210	$(14,465)		$152,745	$91,093	$47,825	$138,918
Food and beverage revenue	62,884	(6,951)		55,933	28,797	23,688	52,485
Other operating revenue	18,707	(4,835)		13,872	10,443	2,301	12,744

Total Hotel Revenues	248,801	(26,251)		222,550	130,333	73,814	204,147
Hotel Expenses
Room expense	36,269	(3,794)		32,475	19,088	11,753	30,841
Food and beverage expense	43,735	(6,457)		37,278	19,453	17,781	37,234
Other hotel expense	65,997	(6,848)		59,149	37,021	18,156	55,177
General and administrative expense	27,979	(2,838)		25,141	14,243	7,974	22,217

Total Hotel Expenses	173,980	(19,937)		154,043	89,805	55,664	145,469
Hotel Operating Income	74,821	(6,314)		68,507	40,528	18,150	58,678
Corporate overhead	4,504	13		4,517	3,243	—	3,243
Depreciation and amortization	25,842	(2,625)		23,217	14,800	—	14,800
Impairment loss	—	—		—	—	—	—

Operating Income	44,475	(3,702)		40,773	22,485	18,150	40,635
Interest and other income	513	(4)		509	1,398	—	1,398
Interest expense	(22,936)	2,636		(20,300)	(15,171)	—	(15,171)
Minority interest	—	—		—	(643)	—	(643)
Income from discontinued operations	—	—		—	2,599	—	2,599
Reserve for contract dispute	—	—		—	(2,136)	—	(2,136)

Net Income	$22,052	$(1,070)		$20,982	$8,532	$18,150	$26,682

	Six Months Ended
	Actual June 30, 2006 (6)	Excluded Properties (7)	Acquired Properties (8)	Pro Forma June 30, 2006	Actual June 30, 2005 (9)	Acquired Properties (10)	Pro Forma June 30, 2005
Number of Hotels	63	(4)		59	50	9	59
Number of Rooms	18,495	(1,766)		16,729	12,472	4,257	16,729

Hotel operating profit margin (5)	28.3%	22.0%	5.8%	28.6%	28.8%	23.7%	26.9%

Hotel Revenues
Room revenue	$303,846	$(24,961)	$7,117	$286,002	$169,402	$91,839	$261,241
Food and beverage revenue	121,031	(14,243)	1,296	108,084	54,412	46,390	100,802
Other operating revenue	36,151	(8,598)	227	27,780	21,404	4,463	25,867

Total Hotel Revenues	461,028	(47,802)	8,640	421,866	245,218	142,692	387,910
Hotel Expenses
Room expense	67,359	(6,953)	2,454	62,860	36,536	23,044	59,580
Food and beverage expense	84,080	(12,476)	1,828	73,432	37,627	35,001	72,628
Other hotel expense	125,794	(12,560)	2,760	115,994	74,003	35,158	109,161
General and administrative expense	53,325	(5,304)	1,097	49,118	26,512	15,699	42,211

Total Hotel Expenses	330,558	(37,293)	8,139	301,404	174,678	108,902	283,580
Hotel Operating Income	130,470	(10,509)	501	120,462	70,540	33,790	104,330
Corporate overhead	10,381	(87)	—	10,294	6,751	—	6,751
Depreciation and amortization	48,816	(4,786)	—	44,030	28,723	—	28,723
Impairment loss	—	—	—	—	—	—	—

Operating Income	71,273	(5,636)	501	66,138	35,066	33,790	68,856
Interest and other income	1,611	(5)	—	1,606	1,704	—	1,704
Interest expense	(49,759)	4,477	—	(45,282)	(27,226)	—	(27,226)
Minority interest	—	—	—	—	(794)	—	(794)
Income from discontinued operations	16,752	—	—	16,752	3,715	—	3,715
Reserve for contract dispute	—	—	—	—	(2,136)	—	(2,136)

Net Income	$39,877	$(1,164)	$501	$39,214	$10,329	$33,790	$44,119

(1)	Represents our ownership results for the 63 hotels that we owned as of the end of the period.

(2)	Represents our ownership results for the two hotels under rebranding and renovation programs (Fairmont Newport Beach and Hyatt Regency Century Plaza) and the two hotels acquired during the period.

(3)	Represents our ownership results for the 50 hotels that we owned as of the end of the period (and still own).

(4)	Represents prior ownership results for 9 hotels that we acquired in 2005 and the first quarter of 2006. Fairmont Newport Beach, Hyatt Regency Century Plaza, La Jolla Embassy Suites and the W San Diego are not included in these numbers.

(5)	Hotel operating profit margin is calculated as the hotel operating income divided by the hotel revenues.

(6)	Represents our ownership results for the 63 hotels that we owned as of the end of the period.

(7)	Represents our ownership results for the two hotels under rebranding and renovation programs (Fairmont Newport Beach and Hyatt Regency Century Plaza) and the two hotels acquired during the second quarter of 2006.

(8)	Represents prior ownership results for 2 hotels (Hilton Times Square, New York City and Del Mar Marriott) that we acquired in the first quarter of 2006.

(9)	Represents our ownership results for the 50 hotels that we owned as of the end of the period (and still own).

(10)	Represents prior ownership results for 9 hotels that we acquired in 2005. Fairmont Newport Beach and Hyatt Regency Century Plaza are the 2 hotels not included in these numbers.

Sunstone Hotel Investors, Inc.

Pro Forma Hotel Operating Statistics by Region

(Unaudited)

Region	Number of Hotels	Number of Rooms	Quarter ended June 30, 2006			Quarter ended June 30, 2005			Percent Change in RevPAR
			Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
California (1)	20	4,524	82.0%	$125.21	$102.67	80.1%	$115.87	$92.81	10.6%
Other West (2)	15	3,362	72.1%	87.40	63.02	69.8%	82.58	57.64	9.3%
Midwest (3)	9	2,694	67.5%	131.00	88.43	67.0%	122.36	81.98	7.9%
Middle Atlantic (4)	7	3,012	82.5%	206.50	170.36	80.3%	190.46	152.94	11.4%
South (5)	5	2,062	76.8%	137.19	105.36	74.4%	128.51	95.61	10.2%
Southwest (6)	3	1,075	86.5%	88.45	76.51	79.3%	91.33	72.42	5.6%

Total Portfolio	59	16,729	77.4%	$132.57	$102.61	75.2%	$124.10	$93.32	10.0%

Region	Number of Hotels	Number of Rooms	Six Months Ended June 30, 2006			Six Months Ended June 30, 2005			Percent Change in RevPAR
			Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
California (1)	20	4,524	80.4%	$123.57	$99.35	79.5%	$112.13	$89.14	11.5%
Other West (2)	15	3,362	70.3%	91.55	64.36	68.5%	85.30	58.43	10.1%
Midwest (3)	9	2,694	63.5%	125.66	79.79	61.9%	117.42	72.68	9.8%
Middle Atlantic (4)	7	3,012	75.6%	195.81	148.03	74.3%	182.63	135.69	9.1%
South (5)	5	2,062	71.8%	145.42	104.41	72.2%	134.68	97.24	7.4%
Southwest (6)	3	1,075	82.5%	90.53	74.69	79.4%	90.19	71.61	4.3%

Total Portfolio	59	16,729	73.9%	$130.60	$96.51	72.6%	$121.34	$88.09	9.6%

(1)	Excludes Fairmont Newport Beach and Hyatt Regency Century Plaza, which have been under rebranding and renovation programs and two properties acquired in the second quarter of 2006.

(2)	Includes Colorado, Idaho, Oregon, Utah and Washington.

(3)	Includes Illinois, Michigan and Minnesota.

(4)	Includes Maryland, District of Columbia, New Jersey, New York and Pennsylvania.

(5)	Includes Florida, Georgia and Virginia.

(6)	Includes New Mexico and Texas.

Sunstone Hotel Investors, Inc.

Pro Forma Hotel Operating Statistics by Brand

(Unaudited)

Brand	Number of Hotels	Number of Rooms	Quarter ended June 30, 2006			Quarter ended June 30, 2005			Percent Change in RevPAR
			Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
Marriott	32	9,350	78.1%	$141.61	$110.60	75.3%	$131.91	$99.33	11.3%
Hilton (1)	6	1,777	82.6%	196.99	162.71	82.1%	178.81	146.80	10.8%
InterContinental	11	2,301	74.8%	87.72	65.61	71.6%	84.64	60.60	8.3%
Hyatt (2)	4	1,029	76.2%	114.95	87.59	76.5%	112.48	86.05	1.8%
Other Franchise Affiliations (3)	3	1,037	85.0%	95.34	81.04	80.1%	91.29	73.12	10.8%
Independent	3	1,235	64.1%	88.40	56.66	65.7%	85.61	56.25	0.7%

Total Portfolio	59	16,729	77.4%	$132.57	$102.61	75.2%	$124.10	$93.32	10.0%

Brand	Number of Hotels	Number of Rooms	Six Months ended June 30, 2006			Six Months ended June 30, 2005			Percent Change in RevPAR
			Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
Marriott	32	9,350	75.1%	$140.60	$105.59	73.7%	$130.76	$96.37	9.6%
Hilton (1)	6	1,777	76.5%	184.83	141.39	76.9%	166.17	127.78	10.7%
InterContinental	11	2,301	68.8%	86.12	59.25	66.9%	81.27	54.37	9.0%
Hyatt (2)	4	1,029	73.9%	117.02	86.48	74.1%	109.83	81.38	6.3%
Other Franchise Affiliations (3)	3	1,037	85.1%	97.57	83.03	82.7%	90.64	74.96	10.8%
Independent	3	1,235	60.9%	87.86	53.51	59.2%	84.18	49.83	7.4%

Total Portfolio	59	16,729	73.9%	$130.60	$96.51	72.6%	$121.34	$88.09	9.6%

(1)	Excludes La Jolla Embassy Suites, which was acquired in the second quarter of 2006.

(2)	Excludes the Hyatt Regency Century Plaza, which has been under a rebranding and renovation program.

(3)	Includes two Sheratons and a Wyndham, and excludes the Fairmont Newport Beach, which has been under renovation and the W San Diego, which was acquired in the second quarter of 2006.

Sunstone Hotel Investors, Inc.

Pro Forma Hotel Operating Statistics by Chain Scale Segment

(Unaudited)

Chain Scale Segment	Number of Hotels	Number of Rooms	Quarter ended June 30, 2006			Quarter ended June 30, 2005			Percent Change in RevPAR
			Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
Luxury/Upper Upscale (1)	29	10,076	78.2%	$157.08	$122.84	75.5%	$145.94	$110.18	11.5%
Upscale	21	4,898	75.4%	99.32	74.89	75.1%	94.72	71.13	5.3%
Midscale	9	1,755	78.7%	67.96	53.48	73.5%	61.57	45.25	18.2%

Total Portfolio	59	16,729	77.4%	$132.57	$102.61	75.2%	$124.10	$93.32	10.0%

Chain Scale Segment	Number of Hotels	Number of Rooms	Six Months ended June 30, 2006			Six Months ended June 30, 2005			Percent Change in RevPAR
			Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
Luxury/Upper Upscale (1)	29	10,076	75.1%	$153.83	$115.53	74.0%	$141.96	$105.05	10.0%
Upscale	21	4,898	70.9%	98.88	70.11	70.4%	95.94	67.54	3.8%
Midscale	9	1,755	75.1%	63.82	47.93	71.0%	57.27	40.66	17.9%

Total Portfolio	59	16,729	73.9%	$130.60	$96.51	72.6%	$121.34	$88.09	9.6%

(1)	Excludes Fairmont Newport Beach and Hyatt Regency Century Plaza, which have been under rebranding and renovation programs and two properties acquired in the second quarter of 2006.

Sunstone Hotel Investors, Inc.

Debt Summary

(Unaudited - Dollars in Thousands)

Debt	Collateral	Interest Rate / Spread		Maturity Date	June 30, 2006 Balance	Recent Events (1)	July 31, 2006 Balance
Fixed Rate Debt
Secured Mortgage Debt	1 hotel	8.51%		2007	$13,515		$13,515
Unsecured Note	Guaranty	6.00%		2007	542		542
Secured Mortgage Debt	1 hotel	8.78%		2009	8,983		8,983
Secured Mortgage Debt	1 hotel	5.92%		2010	81,000		81,000
Secured Mortgage Debt (2)	17 hotels	5.95%		2011	250,000		250,000
Secured Mortgage Debt (3)	2 hotels	4.98%		2012	65,000		65,000
Secured Mortgage Debt	Rochester laundry facility	9.88%		2013	5,746		5,746
Secured Mortgage Debt	1 hotel	6.12%		2014	175,000		175,000
Secured Mortgage Debt (3)	10 hotels	5.34%		2015	276,000		276,000
Secured Mortgage Debt (3)	2 hotels	5.20%		2016	185,000		185,000
Secured Mortgage Debt	1 hotel	5.69%		2016	48,000		48,000
Secured Mortgage Debt	1 hotel	5.66%		2016	34,000		34,000
Secured Mortgage Debt	1 hotel	5.58%		2017	75,000		75,000
Secured Mortgage Debt	1 hotel	6.14%		2018	65,000		65,000
Secured Mortgage Debt	1 hotel	6.60%		2019	70,000		70,000
Secured Mortgage Debt	1 hotel	5.95%		2021	135,000		135,000

Total Fixed Rate Debt					1,487,786	—	1,487,786
Credit Facility (4)	Unsecured	L+1.25	% - 1.75%	2010	16,000	$20,000	36,000

TOTAL DEBT					$1,503,786	$20,000	$1,523,786

Preferred Stock
Series A cumulative redeemable preferred		8.00%		perpetual	$176,250	—	$176,250

Series C cumulative convertible redeemable preferred		6.45%		perpetual	$100,000	—	$100,000

Debt Statistics
% Fixed Rate Debt					98.9%		97.6%
% Floating Rate Debt					1.1%		2.4%
Average Interest Rate (5)					5.79%		5.80%
Weighted Average Maturity of Debt (excludes Credit Facility)					8.83 years		8.83 years

(1)	Reflects an additional draw on our credit facility

(2)	Cross-collateralized loan with life insurance company

(3)	Individual, non cross-collateralized loans

(4)	Terms are presented based on the new credit facility which closed in July 2006.

(5)	Assumes LIBOR of 5.0%